Exhibit 99.1

NEWS RELEASE


FOR IMMEDIATE RELEASE
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                                          Contact:    William C. McCartney
                                                      Chief Financial Officer

                                          Telephone:  (978) 688-1811
                                          Fax:        (978) 688-2976


      North Andover, MA . . . August 15, 2002, Watts Industries, Inc. (NYSE Symbol "WTS") today reported that Timothy P. Horne, a Director of Watts Industries, Inc., was advised by the Securities and Exchange Commission that in connection with an investigation concerning his personal independent trading in the shares of Central Sprinkler Corporation, the Securities and Exchange Commission has commenced a civil action relating to trading he did in the shares of Central Sprinkler Corporation in May 1999. Mr. Horne has advised the Board of Directors of the Company that he has cooperated with the Securities and Exchange Commission staff and that he has meritorious defenses to any such actions and intends to defend himself vigorously. The Board of Directors conducted a review of the matter, and confirmed that no assets of the Company were involved nor were its financial statements impacted. The action of Mr. Horne was done completely independently of the Company as a private investor.

      Watts Industries, Inc. designs, manufactures and sells an extensive line of valves and other products to the water quality and water regulation and control markets.